EXHIBIT 10.6(b)




              PLAN RECORDKEEPING AGREEMENT BETWEEN

                   DENTSPLY INTERNATIONAL INC.

                               AND

          T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.


      THIS PLAN RECORDKEEPING  AGREEMENT ("Agreement") is made by and  between T. ROWE  PRICE  RETIREMENT  PLAN  SERVICES  INC.,  a
Maryland    corporation   ("T.   Rowe   Price"),   and   DENTSPLY
INTERNATIONAL INC., a Delaware corporation ("Client").

      Client wishes to employ T. Rowe Price to perform certain recordkeeping and other ministerial services for the DENTSPLY EMPLOYEE STOCK OWNERSHIP PLAN ("Plan") and T. Rowe Price agrees to perform those services, in accordance with the following terms and conditions.

1.         RESPONSIBILITIES/REPRESENTATIONS OF T. ROWE PRICE

1.1 Recordkeeping for the Plan. T. Rowe Price will provide, or cause to be provided through its agents, recordkeeping and other ministerial services with respect to the Plan and the employees eligible to participate under the Plan, including their alternate payees and beneficiaries ("Participants"), within a framework of directions, documents, data, policies, administrative forms, interpretations, rules, practices and procedures adopted by Client. The specific services to be performed are set forth in Schedule A, which schedule shall become a part of this Agreement upon execution by T. Rowe Price and Client. Any changes to the services to be performed shall become a part of this Agreement upon T. Rowe Price and Client executing an amendment to Schedule A.

1.2   Reliance on Directions,  Documents,  Data and  Information
Provided by Client.
Services provided by T. Rowe Price hereunder are dependent on directions, documents, data and other information being provided to T. Rowe Price in a timely manner by Client. All directions, documents, data and other information provided to
T. Rowe Price which T. Rowe Price reasonably believes to have been provided by Client are deemed to be complete, accurate, authentic and timely. T. Rowe Price shall act in accordance with such directions, documents, data or information and shall have no obligation to inquire into their completeness, accuracy, authenticity or timeliness.

1.3   Reliance  on  Documents,   Information  and  Instructions
provided by Participants.
Some services provided by T. Rowe Price hereunder may require oral, telephone, electronic or written instructions or information provided by a Participant and/or the Participant's spouse. Instructions or other information provided to T. Rowe Price under a signature which purports to be that of the Participant or Participant's spouse or provided



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 with a  personal  identification  number  or  other  identifying information used to verify that the transmission originated from the Participant or Participant's spouse shall be deemed to be complete, accurate, authentic and timely. T. Rowe Price shall act in accordance with such instructions or information and shall have no duty to inquire into their completeness, accuracy, authenticity or timeliness. Client shall indemnify and hold harmless T. Rowe Price (including its employees, representatives and agents) from and against any liability, loss or expenses (including reasonable attorneys' fees and court costs) incurred by T. Rowe Price in connection with providing information or processing transactions in accordance with the directions of a Participant or Participant's spouse via written, telephone, internet or other means approved by Client for use with the Plan.

1.4 Exclusive List of Duties. T. Rowe Price shall have no duties with respect to the Plan except those duties described in this Agreement. In no event shall T. Rowe Price have any discretionary authority or control regarding management of the Plan or its assets.

2.            RESPONSIBILITIES/REPRESENTATIONS OF CLIENT

2.1 Client Instructions to T. Rowe Price. Any directions or instructions provided to T. Rowe Price by Client pursuant to this Agreement shall be set forth in writing or by any other means, such as telephone or electronic means, as agreed to between Client and T. Rowe Price. Any directions or instructions provided to T. Rowe Price by Client, the
Administrator (as defined in Section 2.2) and their duly authorized agents and representatives shall be deemed to be provided by Client for purposes of this Agreement.

2.2 Plan Administrator. Client represents that a Committee of the Client is the "administrator" of the Plan ("Administrator"), as that term is defined under Section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Administrator possesses discretionary authority and control over the management of the Plan.

2.3 Plan Documents, Data and Administrative Procedures. Client shall provide T. Rowe Price with the most recent copy of the Plan (including all amendments thereto), a copy of the Plan's Internal Revenue Service determination letter, the Plan's administrative procedures and forms, all Plan data and other documents, data or information that T. Rowe Price may need to perform the services under this Agreement. Client shall be responsible for the accuracy of all documents, data, forms and procedures provided to T. Rowe Price.

2.4 Tax Qualification and Compliance. Client hereby represents and warrants that the Plan is intended to qualify as a tax-exempt plan under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that the Plan is and will continue to be operated in compliance with the Code, ERISA and other applicable laws. Client has sole responsibility for maintaining the tax qualification of the Plan, both in completing necessary documents and in the operation of the Plan.



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2.5   Adoption of  Services/Procedures.  Client  agrees to review the services and administrative procedures (including process flows), policies, forms and participant communications that T. Rowe Price will use in performing the services under this Agreement. Client has sole responsibility for selecting the services to be provided by T. Rowe Price and for determining that the administrative procedures (including process flows),
policies,   forms  and   communications   used  to  provide  such
services  are   consistent   with  the  Plan   document  and  are
otherwise acceptable for use with the Plan.

2.6   Interpretation   of  the  Plan.   Client  shall  have  sole
discretion to resolve questions relating to any interpretation of the terms and conditions of the Plan.

2.7 Benefit Claims. Client shall resolve all benefit claims and claims appeals under the Plan.

2.8   Domestic   Relations   Orders.   Client   shall  be  solely
responsible  for  determining   whether  any  domestic  relations
order filed with the Plan is qualified and for taking all steps necessary to effectuate such order.

2.9 Investment Information. Client agrees that if it prepares any communications material that describes one or more of the investment companies sponsored by T. Rowe Price Associates, Inc. ("Price Funds") or any other investment option the adviser of which is T. Rowe Price or any affiliate of T. Rowe Price, Client shall not distribute or utilize such material until T. Rowe Price has approved the portion of the material describing such investment option.

2.10 Securities Laws. Client shall have sole responsibility for meeting any U.S. securities laws that may apply in the event that Client offers qualifying employer securities within the meaning of Section 407(d) of ERISA ("Qualifying Employer Securities") as an investment under the Plan.

2.11 Annuities. In the event that the Plan provides for distributions in the form of an annuity, Client shall be responsible for evaluating and selecting the annuity contract to be distributed to a Participant who elects the annuity form of distribution.

2.12  Reports.  Client  agrees to review  reports  prepared by T.
Rowe Price and further agrees that any report to which it does not file written objections within 90 days shall be presumed to be complete and accurate.

2.13 Missing Persons/Unclaimed Checks. Client shall have sole responsibility for locating missing Participants and for instructing T. Rowe Price on the action to take with respect to benefits for missing Participants and benefits for Participants who have not cashed distribution checks.


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3.                        GENERAL PROVISIONS

3.1 Assistance Rendered by T. Rowe Price. Client understands and agrees that, in rendering Plan recordkeeping services to Client, T. Rowe Price provides general information only and does not provide legal or tax advice.

3.2 Status of T. Rowe Price. Notwithstanding any other provision of this Agreement to the contrary, neither T. Rowe Price nor its employees, representatives or agents shall be deemed to be the administrator, plan sponsor or a fiduciary of the Plan as defined in Sections 3(16)(A), 3(16)(B) or 3(21)(A), respectively, of ERISA.

3.3   Indemnification.  Client shall  indemnify and hold harmless
T. Rowe Price (including its employees, representatives and agents) from and against any liability, loss and expenses (including reasonable attorneys' fees and court costs) incurred in connection with: (i) the performance of T. Rowe Price's duties under this Agreement, except to the extent that such liability, loss or expenses arises from T. Rowe Price's own negligence or willful misconduct, (ii) any action taken by T. Rowe Price in accordance with the direction or instructions of Client, a Participant or a Participant's spouse, or any failure to act in the absence of such directions or instructions, and
(iii) any matter relating to the Plan for which T. Rowe Price has no responsibility, control or liability under this Agreement.

3.4 Force Majeure. Neither T. Rowe Price nor Client shall be liable for any loss or expense resulting from a failure to fulfill or for delay in fulfilling its responsibilities under this Agreement where such failure or delay arises from any occurrence commonly known as force majeure, including, but not limited to, fire, flood, acts of God, war, riot, acts of any telephone or wireless network, strikes or other acts of workmen, accidents, acts of terrorism, revolution or any other events or circumstances beyond the reasonable control of the party affected by the occurrence.

3.5 Fees and Expenses. Client agrees to compensate T. Rowe Price for its services under this Agreement and reimburse T. Rowe Price for its expenses, as set forth in Schedule B, which is made a part hereof. Such fees and expenses as set forth in Schedule B will not be subject to increase until November 1, 2002. After such date, the fees and expenses may be amended by
T. Rowe Price upon 90 days prior written notice to Client.

      T. Rowe Price maintains separate settlement and cash accounts for the processing of contributions to and the processing of distributions from Plan Accounts. All contributions shall be transferred from the contribution accounts to Plan Accounts as quickly as administratively possible and all proceeds associated with a distribution shall be processed in accordance with the provisions of this Agreement and any applicable transfer agency agreement in regard to such distribution; provided, that T. Rowe Price shall not incur any liability for the payment of interest on such amounts pending allocation to Plan Accounts or distribution to Participants notwithstanding the receipt of credit or interest in respect of funds held in such contribution and/or distribution



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accounts;  provided,  further,  that any  credit or  interest  in respect of funds held in such accounts will be used to offset banking and associated charges relative to the processing of contributions to and distributions from Plan Accounts with any excess used to reduce the expenses of the Price Funds and common trust funds the adviser of which is an affiliate of T. Rowe Price which hold amounts invested by plans for which T. Rowe Price provides recordkeeping services.

3.6 Records Are Property of Client. All records sent to T. Rowe Price by Client (or its agents) will remain the property of Client. Plan records in T. Rowe Price's possession will be returned by T. Rowe Price to Client or its designee in the event of  termination  of this  Agreement or  otherwise  upon the written instruction of Client. This provision shall not preclude T. Rowe Price from retaining copies of Plan records that it may reasonably need or that it may be required by law to retain or from destroying records that it has held for more than seven years.

3.7 Inspection of Plan Records by Client. T. Rowe Price agrees that, upon reasonable notice, it shall provide Client the information and records that Client may reasonably require that are maintained by T. Rowe Price in order for Client or its designee to perform audits of such records, to process any Participant claim or to perform any other function necessary for the operation of the Plan.

3.8 Confidentiality/Security. T. Rowe Price and Client agree to treat as confidential and use only in connection with this Agreement all Plan data, records and information regarding the recordkeeping system, including computer programs and software, reports and other documents, which are furnished to the other under this Agreement. T. Rowe Price and Client shall protect the security of such records and shall not disclose such records or other information to third parties except as required by law or when requested to do so by the other; provided, however, that T. Rowe Price may disclose such records or information to its agents in the course of performing its duties under this Agreement.

3.9 Agents of Mutual Funds. Client understands that T. Rowe Price Services, Inc. and T. Rowe Price Retirement Plan Services, Inc. are the transfer agents for the Price Funds and that records with respect to each Participant's holdings in any Price Fund will be maintained, and disbursements of such holdings will be effected, by T. Rowe Price Services, Inc. or
T. Rowe Price Retirement Plan Services, Inc. (or their agents) in their capacity as transfer agents for the Price Funds. Client also understands that the principal underwriter and distributor for the Price Funds is T. Rowe Price Investment Services, Inc., and all activities relating to the sale of shares of the Price Funds to Participants will be the function and responsibility of T. Rowe Price Investment Services, Inc.

3.10 Governing Law. This Agreement will be construed, enforced and governed by the laws of the State of Maryland.

3.11  Effective  Date  and   Termination.   Except  as  otherwise
specified herein, the term of this Agreement will begin on November 1, 2000 and will remain in effect until



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 terminated  by either T. Rowe Price or the  Client  upon 90 days prior written notice to the other, unless both agree in writing to a shorter period.

3.12 Surviving Sections. Notwithstanding any provision of the Agreement to the contrary, Sections 3.3, 3.5, 3.6, 3.7 and 3.8 shall survive termination of this Agreement.

3.13 Notices. All notices and other communications shall be given or served in writing and sent to the parties at the addresses set forth below:

           To Client:DENTSPLY International Inc.
                     570 West College Avenue
                     York, PA  17405
                     Attn:Bill Reardon
                     Phone:  (717) 849-4262
                     Fax: (717) 849-4759


      To T. Rowe Price:   T.   Rowe   Price    Retirement    Plan
Services, Inc.
                     4555 Painters Mill Road
                     Owings Mills, Maryland   21117
                     Attn:   DENTSPLY   International  Inc.  Plan
Service Team
                     Phone:  (800) 638-4546
                     Fax:    (410) 345-4407

3.14 Severability. If any provision of this Agreement is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of this Agreement will continue in full force and effect.

3.15 Predecessor and Successor Recordkeepers. T. Rowe Price shall not be liable for the acts or omissions of any of its predecessors or successors.

3.16 Successors and Assigns. This Agreement will be binding upon the successors and assigns of the parties hereto.

3.17 Construction. Whenever used in this Agreement, unless the context indicates otherwise, the singular will include the plural, the plural will include the singular and the male gender will include the female gender.

3.18 Headings. Headings in this Agreement are inserted solely for convenience of reference and will neither constitute a part of this Agreement nor affect its meaning, construction or intent.

3.19  Waiver  of   Breach.   The  waiver  by  any  party  of  any
provision of this Agreement or a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision or any subsequent breach.



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3.20  Amendment.   Except  as  provided  in  Paragraph   3.5,  no
modification, amendment or waiver of any provision of this Agreement will be effective unless such amendment or waiver is in writing signed by T. Rowe Price and Client.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed by its duly authorized officers.

T. ROWE PRICE RETIREMENT
PLAN SERVICES, INC.
ATTEST/WITNESS:

____________________________              By:__________________________
                                          Vice President


                                    Dated:_______________________


                                    DENTSPLY INTERNATIONAL INC.
ATTEST/WITNESS:

____________________________              By:__________________________

                                    Title:________________________

                                    Dated:_______________________



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                           SCHEDULE A
               TO RECORDKEEPING AGREEMENT BETWEEN
                 DENTSPLY INTERNATIONAL INC. AND
          T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

                     RECORDKEEPING SERVICES


      T. Rowe Price will provide the following recordkeeping and other ministerial services in accordance with the directions, documents, data, policies, administrative forms, interpretations, rules, practices and procedures (including process flows) adopted by Client:

1.                  STANDARD RECORDKEEPING SERVICES

1.1 Data Maintenance. Upon receipt of participation and demographic data from Client, T. Rowe Price shall enter such data into its recordkeeping system for the Plan and provide for the proper operation and maintenance of the records of the Plan.

1.2 Accounts. Upon receipt of all necessary participation, demographic and other data from Client, T. Rowe Price shall provide recordkeeping for each account as set forth under the Plan ("Account").

1.3 Allocating Contributions to Accounts and Investments. T. Rowe Price shall reconcile Account Allocation Information (as defined below) with the contribution estimate provided by
Client and provide a contribution confirmation to Client. If the contribution and Account Allocation Information do not reconcile, T. Rowe Price shall notify Client, which shall resolve the discrepancies before sending any contribution to T. Rowe Price. Promptly upon receipt of a contribution in the reconciled amount, T. Rowe Price shall allocate such contribution to Participants' Accounts in accordance with the Account Allocation Information, allocate such contribution to the investment options available under the Plan ("Investment Option") in accordance with the Investment Allocation Information (as defined below) and transfer the contribution to the various Plan Investment Options in accordance with the Investment Allocation Information.

      ("Account Allocation Information") is the information supplied by Client regarding the various contribution sources and amounts under the Plan and ("Investment Allocation Information") is the Investment Option percentages or amounts that the Participant or Client has directed for investment in an Investment Option from time to time.

1.4 Earnings and Losses. On each day the New York Stock Exchange is open for business ("Business Day") or at such other frequency as may be agreed between T. Rowe Price and Client, T. Rowe Price shall allocate earnings and losses as reported to T.



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 Rowe  Price for each  Investment  Option  to each  Participant's
Account or Accounts based on such Account's investment in the Investment Option.

1.5 Distribution Processing. T. Rowe Price shall process distributions to Participants in accordance with procedures adopted by Client. If instructed by Client, T. Rowe Price shall withhold and deposit federal and state income taxes as may be required by law and prepare Internal Revenue Service Forms 1099-R or such other forms as may be required under the Code for the reporting of distributions, provided that Client provides T. Rowe Price with all information T. Rowe Price may need to calculate withholding and prepare reports of distributions.

1.6 Loan Processing. T. Rowe Price shall process loans to Participants in accordance with procedures adopted by Client. If instructed by Client, T. Rowe Price shall prepare Internal Revenue Service Forms 1099-R or such other forms as may be required under the Code for the reporting of distributions that Client directs T. Rowe Price to make in connection with the failure of a Participant to repay a loan as required, provided that Client provides T. Rowe Price with all information T. Rowe Price may need to prepare the reports of distributions.

1.7 Reports. T. Rowe Price shall prepare and deliver to Client the reports as agreed upon in writing between T. Rowe
Price and Client.

1.8   Client Access On-Line  Services.  As elected by Client,  T.
Rowe Price shall provide Client with access to Participant records and report capabilities via a plan sponsor Internet website.

1.9 Form 5500 Financial Data. As requested by Client, T. Rowe Price shall prepare and deliver to Client a report containing all financial data required to complete the financial portions of the IRS Form 5500 for those Plan assets for which, and for the time period during which, T. Rowe Price keeps the Plan's records.

2.                  OPTIONAL RECORDKEEPING SERVICES

2.1 Phone System. T. Rowe Price shall provide Client and Participants with T. Rowe Price's Telephone Inquiry System ("Phone System"), which provides information and the ability to perform certain Plan transactions by telephone, via either a voice response system ("VRS") or T. Rowe Price telephone representatives. Subject to compliance with applicable laws, all telephone calls will be recorded. A Participant will be able to access the VRS only if the Participant enters his social security number and personal identification number
("PIN"). If the Participant has not entered his PIN and social security number into the VRS, the Participant may obtain information and process transactions through a telephone representative only by identifying himself as the Participant by name, social security number and address.



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2.2   Participant  On-Line  Access.  T. Rowe Price shall  provide
Participants   with  T.  Rowe  Price's   On-Line   Access  system
("On-Line Access"), which provides information and the ability to perform certain Plan transactions by computer access (via the Internet or dial-up networking). A Participant will be able to use On-Line Access only if the Participant enters his social security number and PIN.

2.3   Enrollment  Materials/Processing.  T. Rowe Price shall mail enrollment  materials to all  individuals  identified as eligible
for  Plan   participation   and  process  plan   enrollments   in
accordance with procedures adopted by Client.

2.4 Eligibility Determination. T. Rowe Price shall determine eligibility to participate in the Plan in accordance with procedures adopted by Client.

2.5 Vesting Service. T. Rowe Price shall calculate vesting service for Participants in accordance with procedures adopted by Client.

2.6 Rollover Contribution Materials/Processing. T. Rowe Price shall mail rollover materials to an individual upon request and shall process direct and indirect rollover contributions in accordance with procedures adopted by Client. T. Rowe Price shall transfer rollover contributions to the Plan Investment Options in accordance with the Investment Allocation Information.

2.7   Calculating   Employer   Contributions.   As   directed  by
Client, T. Rowe Price shall calculate the amount of employer contributions to the Plan in accordance with procedures adopted by Client.

2.8   Investment  Changes.  T. Rowe Price shall  process  changes
to  Investment   Allocation   Information   and  changes  to  the
investment   of   existing   Account   balances  as  directed  by
Participants.

2.9 Beneficiary Tracking and Determination. T. Rowe Price shall keep records of beneficiary designations and related information. Upon receipt of notification of a Participant's death, T. Rowe Price shall determine the beneficiary in accordance with procedures adopted by Client; provided, however, that Client shall determine the beneficiary if competing  claims for benefits have been made or  threatened,  if
T. Rowe Price cannot clearly determine the beneficiary based upon the procedures provided or if T. Rowe Price has questions of interpretation.

2.10 Distribution by Phone. Upon request of a Participant via the Phone System, T. Rowe Price shall mail distribution forms and information to the Participant and shall process such distributions (including in-service withdrawals where applicable) in accordance with procedures adopted by Client; provided, however, that hardship withdrawals other than IRS "deemed" hardship withdrawals must be approved in writing by Client before being processed by T. Rowe Price.



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

2.11  Proxy   Voting   Materials   for   Qualifying   Employer
Securities. T. Rowe Price shall perform the following service with respect to Participant Accounts invested in Qualifying Employer Securities on the record date in accordance with procedures adopted by Client:

      As directed by Client, T. Rowe Price (or its agent) shall timely mail to each Participant a copy of all shareholder proxy materials and other materials which have been timely provided to T. Rowe Price by Client and instruct each Participant to return the Participant's directed vote to T. Rowe Price (or its agent). T. Rowe Price (or its agent) shall tabulate such directed votes for the Plan and give the tabulation to the trustee of the Plan, so that the trustee may timely vote the shares. All such tabulation and related records shall be kept confidential by T. Rowe Price, or upon the trustee's request, turned over to the trustee.

2.12 Insider Trading Restrictions. As directed by Client, T. Rowe Price shall encode on the Phone System a record of each Participant who may not effect transactions into or out of
Qualifying Employer Securities because the Participant is subject to the reporting obligations of Section 16 of the
Securities Exchange Act of 1934 ("Section 16"). Such Participant will be prevented from making any change over the Phone System that would involve a redemption or purchase of an interest in Qualifying Employer Securities unless otherwise directed by Client.

3.                        COMPLIANCE SERVICES

3.1 Code Section 415(c) Testing. T. Rowe Price shall conduct an annual test of each Participant's Accounts for compliance with Code Section 415(c) limits, based upon contributions and data provided to T. Rowe Price by Client for this purpose, and issue a report to Client of its findings.

3.2 Minimum Required Distributions Processing. T. Rowe Price shall calculate the amount that must be distributed from the Plan to a Participant who is required to receive a minimum required distribution described in Code Section 401(a)(9) and process such distribution, all in accordance with procedures adopted and data provided by Client. Minimum required distributions can be calculated only for distributions requested via forms.

3.3 Form 5500 and SAR Preparation. T. Rowe Price, through a third party provider selected by T. Rowe Price ("Provider"), shall produce the Form 5500 plus all required schedules and a summary annual report for the Plan. The Form 5500 preparation will not include the performance of an audit or retention of an actuary. Client shall provide all data necessary for the preparation of the Form 5500 directly to Provider, in such manner and by such deadlines as required by Provider, except that T. Rowe Price shall provide the financial data which it is required to prepare in accordance with this Agreement. Client shall be responsible for filing the Form 5500 and for distributing the summary annual reports to Participants.


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

                  4. PARTICIPANT COMMUNICATIONS

4.1 Participant Statements. T. Rowe Price shall prepare and mail to Participants statements of their Account balances under the Plan and such other information as agreed between T. Rowe Price and Client, at such times as may be agreed between T. Rowe Price and Client.

4.2 Enrollment and Other Participant Communication Materials. At the direction of Client, T. Rowe Price shall produce Plan enrollment and communication materials using the decisions(R) communications materials. T. Rowe Price also shall provide T. Rowe Price enrollment representatives to assist Client with employee meetings as directed by Client.

T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.


By:   ____________________________________     Dated:_____________
      Vice President



DENTSPLY INTERNATIONAL INC.


By:   ____________________________________     Dated:______________

Title:     ____________________________________



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

                           SCHEDULE B
               TO RECORDKEEPING AGREEMENT BETWEEN
                 DENTSPLY INTERNATIONAL INC. AND
          T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.


                        FEES AND EXPENSES

Fees for services provided and expenses under this Agreement are as follows:

1.    Per    Participant    Recordkeeping    Fees.   The   annual
      recordkeeping fee is $0.00 per
Participant.

2. Proxy Fee. T. Rowe Price shall pass through to Client all fees, including postage, for mailing proxy or other materials to Participants and for tabulating Participants' votes to the extent this service is provided by T. Rowe Price (or its agents).

3.    Form 5500 and SAR  Preparation.  The Form 5500 and  Summary
Annual Report is provided annually at a fee of $0.00.

4. Annual Additions. The fee for annual Code Section 415(c) testing is $0.00.

5.    Communication   Fees.   The  costs   for  the   production,
reproduction, and distribution of any decisions(R)communications materials used by Client shall be paid by T. Rowe Price.

      T. Rowe Price also shall provide, for no fee, a T. Rowe Price enrollment representative for 10 days in year one and 5 days per year thereafter to assist Client with employee meetings (which employee meeting allowance includes any other meeting allowance provided by T. Rowe Price to Client under any other agreement). After the no-fee days are used by Client, the charge shall be $1000.00 per T. Rowe Price enrollment representative per day.

6. Data Processing Expenses. For conversion matters or reports requested by Client that require extensive programming by T. Rowe Price, T. Rowe Price shall charge the hourly programming fee then in effect for each hour of programming; provided, however that before any such programming is undertaken by T. Rowe Price, T. Rowe Price shall provide a cost estimate for such programming to Client for its review and approval.

7. Special Expenses. T. Rowe Price shall charge Client for any extraordinary expenses or other costs that arise in the process of performing its duties hereunder. Such extraordinary expenses include, but shall not be limited to, expenses and fees incurred by T. Rowe Price in connection with governmental or regulatory inquiries relating to the Plan or in connection with Client audits of the Plan, and costs of correcting recordkeeping errors that were not made by T. Rowe Price (such errors may include, but shall not be limited to, an error in data or instructions the Client transmitted to T. Rowe



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

Price or a pricing error made on an Investment Option the adviser of which is not T. Rowe Price or any of its affiliates).

8. Payment of Fees and Expenses. Except as otherwise provided for specific fees, all fees and expenses for services provided under this Agreement shall be billed to Client quarterly in arrears and are due and payable to T. Rowe Price within 30 days after the date of invoice; provided, however, that any such fees and expenses that are not paid by Client upon termination of this Agreement shall be extracted from Participants' Accounts.


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